Exhibit 5.1

June --, 2023

EF Hutton, a division of Benchmark Investments, LLC

Re:	Bone Biologics Corporation

Ladies and Gentlemen:

We have acted as counsel to Bone Biologics Corporation, a Delaware corporation (the “Company”), in connection with the Company’s issuance and sale today of 1,111,111 shares (the “Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”), the Pre-Funded Warrants to purchase up to 1,111,111 shares of Common Stock (the “ Warrants”) to purchase up to 1,111,111 shares of Common Stock pursuant to the terms of the Underwriting Agreement (the “Underwriting Agreement”), dated as of June __, 2023, between the Company and EF Hutton, a division of Benchmark Investments, LLC.

This letter is being furnished to you pursuant to Section 4.2.1 of the Agreement. Capitalized terms used and not otherwise defined in this letter have the respective meanings ascribed to them in the Agreement.

A.	Reviewed Documents:

In connection with preparing and delivering this letter, we have reviewed and relied upon originals or copies of the following (collectively, the “Reviewed Documents”):

1. The Agreement;

2. The Registration Statement;

3. The Prospectus;

4. The Form of Warrant;

5. The Certificate of Incorporation of the Company, as amended, as in effect on the date of this letter, as certified by the Secretary of the Company (the “Certificate of Incorporation”);

6. The Amended and Restated Bylaws of the Company, as in effect on the date of this letter, as certified by the Secretary of the Company (the “Bylaws”);

7. Copies, certified by the Secretary of the Company, of certain resolutions adopted by the Company’s Board of Directors pertaining to the Agreement and related matters;

EF Hutton, a division of Benchmark Investments, LLC

June --, 2023

8. Good standing certificate for the Company dated June ___, 2023 issued by the Secretary of State of the State of Delaware (the “Good Standing Certificate”);

9. The Notice of Effectiveness from the staff of the Commission filed on June___, 2023 on the Commission’s Electronic Data Gathering, Analysis and Retrieval system to the effect that the Company’s registration statement on Form S-1 (File No. 333-271558) became effective on June __, 2023;

10. Certain corporate records of the Company; and

11. A certificate executed by the Chief Executive Officer and Secretary of the Company, dated the date hereof, a copy of which has been delivered to you.

B.	Assumptions:

In connection with rendering the opinions that are set forth in Section D of this letter, we have made and relied upon the following assumptions, without any investigation or inquiry by us, and the opinions that are set forth in this letter are subject to, and qualified by, such assumptions:

1. All Reviewed Documents submitted to us as originals are authentic. All copies of the Reviewed Documents examined by us conform to the originals of such documents, and such original documents are authentic. The signatures on all Reviewed Documents are authentic. All natural persons who have executed any of the Reviewed Documents have the legal capacity to do so. All Reviewed Documents obtained by us from public officials are accurate, complete and authentic. There has been no fraud or forgery with respect to any of the Reviewed Documents. All representations, warranties and other statements as to factual matters that are contained in the Reviewed Documents are accurate and complete.

2. Each contract or other document (excluding the Agreement) that the Company has filed with the Commission (a) conforms to the original of such document, (b) has been duly authorized, executed and delivered by all parties to such contract or other contract, and (c) is enforceable by and against the respective parties to such contract or other document. The Agreement has been duly authorized, executed and delivered by the counterparties thereto, is enforceable against such counterparties, and there are no agreements or understandings between the parties to the Agreement that would modify the respective rights or obligations of the parties thereunder.

3. No deletions, additions or other modifications have been made, or will be made, to the versions of the Reviewed Documents examined by us in connection with this letter.

EF Hutton, a division of Benchmark Investments, LLC

June --, 2023

4. There has been full compliance with all state, blue sky and foreign securities laws, rules and regulations, and, except as they relate directly to the Company, with all rules and regulations of the Financial Industry Regulatory Authority, Inc. (“FINRA”), that are applicable to the Agreement and the Registration Statement and the transactions contemplated thereby.

5. The Agreement and certain other Reviewed Documents purport to be governed by the laws of states other than the State of California. We are not licensed to practice law in any state other than the State of California. To the extent that the laws of any jurisdiction other than the internal laws of the State of California, the Federal laws of the United States or the Delaware General Corporation Law (“DGCL”) may bear upon or otherwise be relevant to any of our opinions or other statements expressed in this letter, we have assumed (without rendering any opinion to such effect) that such other laws are in all respects identical to the laws of the State of California, without regard to conflict of law provisions, and would not cause any of our opinions or other statements to be incorrect or misleading or cause us otherwise to change or reword such opinions or other statements.

C.	Knowledge:

Whenever an opinion or other statement set forth in this letter is qualified by “known to us,” “to our knowledge” or a similar phrase, it means: (1) the actual knowledge (as opposed to constructive or imputed knowledge) of those lawyers who are currently employed by our law firm and who have rendered legal services to the Company since January 1, 2020; (2) other than an inquiry of the lawyers referred to in clause (1) and our review of the Reviewed Documents, we have not conducted any independent investigation or inquiry to determine the accuracy of such opinion or statement; and (3) no inference as to our knowledge of any matters bearing on the accuracy of any such opinion or statement should be drawn from the fact of our representation of the Company.

D.	Opinions:

1. The Company is validly existing as a corporation and is in good standing, under the laws of the State of Delaware with the requisite corporate power and authority to own or lease, as the case may be, and operate its respective properties, and to conduct its business, as described in the Registration Statement and the Prospectus and to enter into and perform its obligations under the Transaction Documents.

2. The Securities have been duly authorized by the Company for issuance and sale to the Purchasers in accordance with the Underwriting Agreement. When issued and delivered to the Purchasers by the Company in accordance with the terms of the Underwriting Agreement against payment by the Purchaser of the consideration set forth in such Underwriting Agreement, the Shares and, upon exercise in accordance with the terms the Warrants, including payment of the exercise price therefor, the Warrant Shares will be validly issued, fully paid and non-assessable. The Transaction Documents have been duly authorized, executed and delivered by the Company.

EF Hutton, a division of Benchmark Investments, LLC

June --, 2023

3. The Company’s execution, delivery and performance of the Transaction Documents and the consummation of the transactions contemplated thereby, do not and will not, whether with or without the giving of notice or the lapse of time or both, (a) violate, conflict with, or result in a breach of, any of the terms or provisions of, or constitute a default under, or result in the creation or modification of any lien, security interest, charge or encumbrance upon any of the properties or assets of the Company pursuant to the terms of, any Specified Agreement, (b) result in any violation of the provisions of the Governing Documents, or (c) violate any federal or New York state law, statute of the Delaware General Corporation Law or any judgment, order or decree of any court or governmental agency or body known to us (each, a “Governmental Entity”), except in the case of clauses (a) and (c) above, for any such conflict, breach, violation, default, lien, charge or encumbrance that would not, singly or in the aggregate, result in a Material Adverse Effect.

5. To our Knowledge, based solely on a review of the Notice of Effectiveness dated June [●], 2023, the Registration Statement has been declared effective by the Commission under the Securities Act and the rules promulgated thereunder, and the Prospectus was filed with the Commission pursuant to Rule 424(b)(5) under the Securities Act. To our knowledge based solely on a check of the “Stop Orders” page appearing on the Commission’s website, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding or examination for such purpose has been instituted or threatened by the Commission.

6. The Warrants constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

7. The sale of the Warrants and the exercise of the Warrants for Warrant Shares are not subject to any preemptive rights that have not been properly waived or complied with.

8. The Company is not, and after the consummation of the transactions contemplated by the Transaction Documents shall not be, an Investment Company within the meaning of the Investment Company Act of 1940, as amended.

9. Since January 1, 2019, the Company has filed all reports (the “SEC Reports”) required to be filed by it under Sections 13(a) and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). As of their respective filing dates, the SEC Reports complied in all material respects as to form with the requirements of the Exchange Act and the rules and regulations of the Commission promulgated thereunder.

EF Hutton, a division of Benchmark Investments, LLC

June --, 2023

E.	Negative Assurance Statement:

The establishment or confirmation of factual matters or of statistical, financial or quantitative information is beyond the scope and purpose of our professional engagement in this matter. Therefore, we are not passing upon and do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Preliminary Prospectus or the Prospectus, and we have not made, or undertaken any obligation to make, any independent check or verification thereof of the accuracy, completeness or fairness of such statements. However, we have participated in telephonic conferences with officers and other representatives of the Company, representatives of the placement agents, counsel for the placement agents and the independent registered public accounting firm for the Company during which telephonic conferences the contents of the Registration Statement, the Preliminary Prospectus and the Prospectus and related matters were discussed.

Based solely upon our participation described above, we advise you that nothing has come to our attention that caused us to believe that (i) the Registration Statement (other than the financial statements, any notes thereto and related schedules and other financial and statistical data contained therein or omitted therefrom, as to which we express no view or belief), as of the time it became effective, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) the Prospectus (other than the financial statements, any notes thereto and related schedules and other financial and statistical data contained therein or omitted therefrom, as to which we express no view or belief), as of its date or as of the date hereof, contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Furthermore, based solely on our participation described above, we advise you that (1) the Registration Statement, as of the time it became effective, and (2) the Prospectus, as of its date (in each case other than the financial statements, any notes thereto, and supporting schedules included therein, as to which we express no view or belief), each appeared on its face to comply as to form in all material respects with the requirements of the Securities Act.

F.	Qualifications and Limitations:

This letter and the opinions and statements that are set forth in this letter are limited by, and subject to, the following qualifications and limitations:

1. The only opinions that we have given in this letter are those that are expressly set forth in Section D of this letter, and no opinions are to be inferred or may be implied beyond the opinions that are expressly set forth in Section D of this letter. The statements that we have made in Section E of this letter should not be construed as express or implied opinions. The opinions and statements expressed in this letter concern only the effect of laws, rules and regulations as currently in effect. We undertake no, and hereby disclaim any, obligation to advise you of any change in any matter set forth herein, whether based on a change in laws, rules or regulations, a change in any fact relating to the Company or any other person or entity, or any other circumstance.

EF Hutton, a division of Benchmark Investments, LLC

June --, 2023

2. We are, and are delivering this letter as, members of the State Bar of California. We neither express nor imply any opinion as to the laws of any jurisdiction other than the internal laws of the State of California, the Delaware General Corporation Law and the Federal laws of the United States that are generally applicable to transactions of the nature contemplated by the Agreement. We neither express nor imply any opinion as to any other laws. The foregoing laws considered by us exclude, and we neither express nor imply any opinion as to: (a) laws, rules and regulations of any counties, cities, towns, municipalities and special political subdivisions and any agencies thereof; (b) any state, blue sky or foreign securities laws, rules or regulations; or (c) except as they relate directly to the Company, any laws, rules or regulations of FINRA or the Board of Governors of the Federal Reserve System. Furthermore, we neither express nor imply any opinion as to antitrust, banking, environmental, patent or other intellectual property, land use, tax, pension, employee benefit, margin, usury, insolvency or fraudulent transfer laws, rules or regulations, and we do not express or imply any opinion as to compliance by the Company’s Board of Directors with its fiduciary duties under applicable law. We do not express or imply any opinion as to the financial condition, results of operations or solvency of the Company. We neither express nor imply any opinion regarding compliance with Federal, state, blue sky or foreign laws, rules and regulations that apply to misstatements or omissions made in connection with the offer and sale of securities.

3. Our opinion set forth in Section D(1) regarding the valid existence and good standing of the Company is based solely upon our review of the Good Standing Certificate.

4. In rendering the opinion set forth in Section D(3) regarding the Company’s execution and delivery of the Agreement, respectively, we have not necessarily observed the execution of those documents by the Company but instead have relied exclusively upon representations regarding the Company’s execution and delivery of that document made in the officers’ certificate referred to in Section A.10 and upon our review of copies, facsimiles or .pdf files of executed signature pages delivered to us by representatives of the Company.

5. Nothing in this letter shall be construed to cause us to be considered “experts” within the meaning of Section 11 of the Securities Act.

EF Hutton, a division of Benchmark Investments, LLC

June --, 2023

6. We neither express nor imply any opinion regarding the enforceability of any provision of any contract other than the Agreement.

7. This letter is delivered to you solely in your capacity as underwriter in connection with the Agreement and the transactions contemplated by the Agreement, and this letter is solely for your benefit in connection with the transactions contemplated by the Agreement. Without our prior written consent (which may be granted or withheld in our sole discretion), neither this letter nor any portion of this letter (a) may be relied upon by any person or entity other than you or by you for any other purpose or (b) may be quoted, assigned or delivered to any other person or entity.

Very truly yours,

TROYGOULD PC